UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 30, 2007

Accredited Home Lenders Holding Co.

(Exact name of Registrant as specified in its charter)

Delaware	001-32275	04-3669482
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15253 Avenue of Science, San Diego, CA 92128

(Address of principal executive offices) (Zip Code)

(858) 676-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into Material Definitive Agreements.

Farallon Loan Agreement

On March 30, 2007, Accredited Home Lenders Holding Co. (the “Company”), Accredited Home Lenders, Inc., a direct subsidiary of the Company (“AHL”) and Accredited Mortgage Loan REIT Trust, an indirect subsidiary of the Company (“REIT”) entered into a secured Loan Agreement (the “Loan Agreement”) with Mortgage Investment Fundings, L.L.C. (“MIF”), a lending entity managed by Farallon Capital Management, L.L.C. (“Farallon”), and Farallon, as administrative agent and collateral agent.

Pursuant to the Loan Agreement, MIF extended term loans guaranteed by the Company in an aggregate principal amount of $230,000,000, consisting of (i) a term loan to REIT in the principal amount of $70,000,000 (the “Term A Loan”), (ii) a term loan to AHL in the principal amount of $130,000,000 (the “Term B Loan”) and (iii) a term Loan to REIT in the principal amount of $30,000,000 (the “Term C Loan”, and together with the Term A Loan and the Term B Loan, the “Loans”).

The proceeds of the Term A Loan and the Term B Loan are available to fund repurchase obligations of REIT and AHL, to satisfy margin calls from the Company’s warehouse lenders, to fund mortgage loan originations, to pay for transaction costs in connection with the transaction, for general working capital and other corporate needs of the Company and to repay certain specified indebtedness. The Term C Loan is solely available to repay certain specified indebtedness of REIT. The Term A Loan and Term B Loan have an interest rate of 13% per annum, whereas the Term C Loan has an interest rate of 9% per annum for the first 60 days following the execution date of the Loan Agreement, and an interest rate of 13% per annum thereafter.

The obligations under the Loan Agreement are guaranteed by certain direct and indirect subsidiaries of the Company. The Term A Loan and Term C Loan are secured by a security interest in the personal property of REIT and its direct subsidiary and a pledge of REIT’s equity ownership in its direct subsidiary as well as the residual certificates in certain of REIT’s mortgage securitizations. The Term B Loan is secured by a security interest in the personal property of the Company and its subsidiaries and a pledge of the Company’s equity interests in certain of its subsidiaries, including REIT.

The Loan Agreement contains customary affirmative covenants, including certain reporting obligations and other covenants that require AHL and REIT to use best efforts to enter into a committed warehouse facility and that require REIT to use best efforts to enter into a facility the proceeds of which shall repay the aggregate outstanding principal amount of the Term C Loan. The Loan Agreement contains customary and other negative covenants, including limitations on liens, incurrence of indebtedness, investments, transactions with affiliates and dispositions of assets. In addition, the Loan Agreement requires that the borrowers maintain liquidity of at least $75,000,000 at all times and that a minimum coverage ratio of the value of certain residuals to specified indebtedness of REIT be maintained. If such collateral coverage is not maintained, the administrative agent may demand that the borrowers either prepay, without penalty, such specified indebtedness in full or deposit funds into a cash collateral account such that the minimum specified coverage ratio is achieved.

The loans may be prepaid in full at any time, subject to payment of a premium of 7% of amounts prepaid during the first two years of the facility and a lesser premium thereafter. Upon the occurrence of a change of control, the lenders may demand prepayment of the loans and the loans shall be prepaid in full with a premium of 2% of the amount prepaid.

The Loan Agreement includes typical events of default that are in certain cases subject to cure periods and materiality qualifiers. Such events of default include, but are not limited to, failure to pay principal, interest or other sums under the Loan Agreement when due, inaccuracy of representations and warranties, failure to comply with certain covenants, cross defaults to other indebtedness, occurrence of a material adverse effect, judgment defaults and insolvency events.

If an event of default exists under the Loan Agreement, Farallon in its capacity as administrative agent, on behalf of the lenders under the Loan Agreement, will be able to terminate the loan facility and accelerate the maturity of all outstanding Loans.

The foregoing is a summary of the terms of the Loan Agreement, and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of the Loan Agreement, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

On March 30, 2007, in satisfaction of the conditions precedent to funding under the Loan Agreement, the Company issued a warrant to purchase shares of its common stock (the “Warrant”) to MIF and the Company and MIF entered into an Investor Rights Agreement (the “Investor Rights Agreement”). The Warrant is described in Item 3.02 of this report, which is incorporated by reference into this Item 1.01.

Pursuant to the Investor Rights Agreement, upon the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2006, the Company is required to use its commercially reasonable best efforts to file a shelf registration statements and grants to MIF (and its qualifying transferees) certain demand and “piggyback” registration rights in connection with the shares of the Company issuable upon exercise of the Warrant and other shares of the Company held by an affiliate of MIF as of March 30, 2007. The registration rights granted under the Investor Rights Agreement terminate when MIF (or its qualifying transferees) can transfer the shares issuable upon exercise of the Warrant without restrictions and the Company takes certain steps to that effect. With the exception of certain expenses, such as underwriting discounts and commissions, the Company has agreed to pay all expenses incident to its performance of or compliance with the registration rights in the Investor Rights Agreement, including the reasonable fees and expenses of one counsel retained by the holders of registrable securities requested to be included in a registration statement. Under the Investor Rights Agreement, MIF also has certain preemptive rights and the right to appoint two board observers to the board of directors of the Company and the board of directors or other governing bodies of the subsidiaries of the Company.

The foregoing is a summary of the terms of the Investor Rights Agreement, and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of the Investor Rights Agreement, which is attached hereto as Exhibit 10.2, and is incorporated by reference herein.

Wachovia Master Repurchase Agreement

On March 30, 2007, AHL and REIT, entered into a Master Repurchase Agreement (the “Wachovia Master Repurchase Agreement”) with Wachovia Bank, N.A. (“Wachovia”) and the Company guaranteed AHL’s and REIT’s obligations under the Wachovia Master Repurchase Agreement pursuant to a Guaranty (the “Wachovia Facility Guaranty”). The Wachovia Master Repurchase Agreement sets forth the terms for a repurchase facility under which AHL and REIT may sell and Wachovia must purchase certain mortgage loans. The maximum amount under the Wachovia facility is $500 million, of which $250 million is committed at the inception of the Wachovia Master Repurchase Agreement and $250 million can be subsequently committed subject to completion by Wachovia of additional corporate due diligence of AHL and REIT.

Terms for the purchase of the mortgage loans under the Wachovia facility consist of an advance rate at a specified percentage of the market value of the mortgage loans, and an interest rate of one month LIBOR plus an applicable rate with a commitment fee payable in twelve monthly installments. The Master Repurchase Agreement terminates on March 28, 2008.

The Wachovia Master Repurchase Agreement contains certain covenants and provisions that affect AHL and REIT, including, without limitation, customary covenants relating to the prohibition of fundamental changes to REIT and AHL, the prohibition against affiliate transactions not in the ordinary course of their businesses and the prohibition against incurring additional material indebtedness or pledges of security interests. The Company is also required to maintain minimum levels of liquidity and net worth and to comply with an indebtedness to net worth ratio.

The Wachovia Master Repurchase Agreement provides for specified events of default, some of which provide for grace periods, including but not limited to the failure of AHL or REIT to make any payment due under the Wachovia Master Repurchase Agreement, certain cross defaults involving other contracts to which the Company, AHL, REIT or any of their affiliates are a party, an act of insolvency occurring with respect to AHL, REIT, the Company or any of their affiliates, certain of the material representations or warranties made by AHL or REIT in the Wachovia Master Repurchase Agreement or by the Company in the Wachovia Facility Guaranty proving to be incorrect, failure to comply with certain covenants or conditions, including financial covenants, material adverse changes to the business, financial condition or operations of the Company, AHL, REIT or any of their affiliates or a change in control of the Company, AHL or REIT.

If an event of default exists under the Wachovia Master Repurchase Agreement, Wachovia has the right to accelerate the repurchase under the repurchase facility, to cause all income generated by the purchased mortgage loans to be applied to the unpaid repurchase price of these mortgage loans and to direct the servicer of the purchased mortgage loans to remit payment directly to Wachovia as well as exercise the other rights and remedies set forth in the Wachovia Master Repurchase Agreement. In addition, AHL and REIT will be liable to Wachovia for all reasonable legal fees or other expenses incurred in connection with the event of default, the cost of entering into replacement transactions and entering into or terminating hedge transactions in connection or as a result of the event of default and any other losses, damages, costs or expenses directly arising or resulting from the occurrence of the event of default.

The Wachovia Master Repurchase Agreement, will, to the extent required by federal securities laws and regulations, be filed as an exhibit to the next applicable periodic report of the Company.

Credit Suisse First Boston Master Repurchase Agreement

On March 30, 2007, AHL and REIT entered into Amendment No. 10 (the “Amendment”) to an Amended and Restated Master Repurchase Agreement (as amended, the “CSFB Master Repurchase Agreement”), dated as of December 30, 2005, by and among AHL, REIT and Credit Suisse First Boston Mortgage Capital LLC (“CSFB”). The purpose of the Amendment is to renew this repurchase facility by extending the term of the CSFB Master Repurchase Agreement through March 31, 2008. The Company guaranteed AHL’s and REIT’s obligations under the CSFB Master Repurchase Agreement pursuant to a guaranty previously entered into and which remains effective (the “CSFB Facility Guaranty”). The maximum committed amount under the CSFB facility is $600,000,000.

Terms for the purchase of the mortgage loans under the CSFB facility consist of an advance rate at a specified percentage of the market value of the mortgage loans, and an interest rate of LIBOR plus an applicable rate with a commitment fee payable in twelve monthly installments.

As amended, the CSFB Master Repurchase Agreement contains certain covenants and provisions that affect AHL and REIT, including, without limitation, customary covenants relating to the prohibition of fundamental changes to REIT and AHL, the prohibition against affiliate transactions not in the ordinary course of their businesses and the prohibition against incurring additional material indebtedness or pledges of security interests.

The CSFB Master Repurchase Agreement provides for specified events of default, some of which provide for grace periods, including but not limited to failure of AHL or REIT to make any payment due under the CSFB Master Repurchase Agreement, certain cross defaults involving other contracts to which the Company, AHL, REIT or any of their affiliates are a party, an act of insolvency occurring with respect to AHL, REIT, the Company or any of their affiliates, certain of the material representations or warranties made by AHL or REIT in the CSFB Master Repurchase Agreement or by the Company in the CSFB Facility Guaranty proving to be incorrect, failure to comply with certain covenants or conditions, material adverse changes to the business, financial condition or operations of the Company, AHL, REIT or any of their affiliates, a change in control of AHL or REIT or the failure to maintain certain profitability, liquidity and net worth levels.

If an event of default exists under the CSFB Master Repurchase Agreement, CSFB has the right to accelerate the repurchase under the repurchase facility, to cause all income generated by the purchased mortgage loans to be applied to the unpaid repurchase price of these mortgage loans and to direct the servicer of the purchased mortgage loans to remit payment directly to CSFB as well as exercise the other rights and remedies set forth in the CSFB Master Repurchase Agreement. In addition, AHL and REIT will be liable to CSFB for all reasonable legal fees or other expenses incurred in connection with the event of default, the cost of entering into replacement transactions and entering into or terminating hedge transactions in connection or as a result of the event of default and any other losses, damages, costs or expenses directly arising or resulting from the occurrence of the event of default.

The CSFB Master Repurchase Agreement, as amended, will, to the extent required by federal securities laws and regulations, be filed as an exhibit to the next applicable periodic report of the Company.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 which is incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Warrant, MIF has the right to acquire 3,226,431 of the Company’s shares at an exercise price of $10.00 per share, subject to customary anti-dilution adjustments. Subject to obtaining requisite regulatory approvals, the Warrant is exercisable for a period ending ten years after issuance and beginning from and after the earlier of (i) the 75th day after issuance and (ii) the earliest of (A) the Company entering into a merger agreement or any other agreement for a change of control transaction, (B) the Company entering into any agreement for a sale of all or substantially all of the assets of the Company or its subsidiaries or the sale of all or substantially all of the equity or assets of AHL or REIT, (C) the commencement of certain tender or exchange offers for the Company’s shares or (D) any public announcement by the Company of any of the foregoing. The Warrant provides certain “put” and “call” rights to MIF and the Company, respectively.

The Warrant was issued to MIF without registration under the Securities Act or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof. MIF has represented to the Company that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act and has made certain other customary representations relating to the private placement of the Warrant. The Warrant contains a restrictive legend preventing the transfer of the Warrant and the shares underlying the Warrant unless registered under the Securities Act. As described in Item 1.01 of this report, the Company granted certain registration rights for the resale of the shares of common stock underlying the Warrant. This report is not an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

The foregoing is a summary of the terms of the Warrant, and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of the Warrant, which is attached hereto as Exhibit 10.3, and is incorporated by reference herein.

Section 8 – Other Events

Item 8.01 Other Events.

On April 2, 2007, the Company issued a press release captioned “Accredited Closes Farallon Financing; Updates Corporate Developments”. The full text of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this item 8.01 by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01—Financial Statements and Exhibits:

(d)	Exhibits:

10.1	Loan Agreement, dated as of March 30, 2007, by and among Accredited Home Lenders, Inc., Accredited Mortgage Loan REIT Trust, the Lenders party thereto, Accredited Home Lenders Holding Co., and Farallon Capital Management, L.L.C.

10.2	Investor Rights Agreement, dated as of March 30, 2007, between Accredited Home Lenders Holding Co. and the Investors party thereto.

10.3	Warrant to Purchase Common Stock of Accredited Home Lenders Holding Co., issued March 30, 2007.

99.1	Press Release by Accredited Home Lenders Holding Co., dated April 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Home Lenders Holding Co.

Date: April 5, 2007
By: /s/ James A. Konrath

James A. Konrath Chairman of the Board and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Loan Agreement, dated as of March 30, 2007, by and among Accredited Home Lenders, Inc., Accredited Mortgage Loan REIT Trust, the Lenders party thereto, Accredited Home Lenders Holding Co., and Farallon Capital Management, L.L.C.

Exhibit 10.2	Investor Rights Agreement, dated as of March 30, 2007, between Accredited Home Lenders Holding Co. and the Investors party thereto.

Exhibit 10.3	Warrant to Purchase Common Stock of Accredited Home Lenders Holding Co., issued March 30, 2007.

Exhibit 99.1	Press release by Accredited Home Lenders Holding Co., dated April 2, 2007.